Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273519
Prospectus Supplement dated February 23, 2026
(to Prospectus dated August 9, 2023)

1,273,179 Ordinary Shares
Pursuant to this prospectus supplement and the accompanying prospectus, IperionX Limited (“we”, “IperionX” or the “Company”) is offering 1,273,179 ordinary shares, no par value, at an offering price of $4.11 per share pursuant to a settlement agreement in lieu of a cash payment. We will receive no proceeds from the offering of these ordinary shares.
You should read carefully this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, before you invest in our securities.
Our ordinary shares are traded on the Australian Securities Exchange (“ASX”) under the symbol “IPX”, and our ADSs (with each ADS representing 10 ordinary shares) are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPX.” The last reported sale price of our ordinary shares on the ASX on February 20, 2026 was A$5.93 per ordinary share, equivalent to US$4.17 based on an exchange rate of A$1.42 to US$1 (as published by the Reserve Bank of Australia as of February 20, 2026). The last reported closing sale price of our ADSs on the Nasdaq on February 20, 2026 was $42.23 per ADS.
Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
We currently anticipate that the settlement of the offering will take place on or prior to February 24, 2026. See “Plan of Distribution.” The ordinary shares offered hereby are being sold directly by us without the use of underwriters or agents.
The date of this prospectus supplement is February 23, 2026

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process. Under this shelf registration process, we may sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement provides you with specific information about our ordinary shares. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.
This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus, before investing in our securities.
Our reporting currency is the U.S. dollar and our functional currency is the Australian dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to “dollars” or “$” mean U.S. dollars, and references to A$ mean Australian dollars.
CONVENTIONS THAT APPLY TO THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or the context implies otherwise, any reference in this prospectus supplement to:
•	“IperionX” refers to IperionX Limited, an Australian corporation;
•	the “Company,” “we,” “us,” or “our” refer to IperionX and the “Group” refers to IperionX and its consolidated subsidiaries, through which it conducts its business;
•	“shares” or “ordinary shares” refers to ordinary shares, no par value, of IperionX;
•	“ADS” refers to the American depositary shares, each representing 10 ordinary shares;
•	“2025 Annual Report” refers to our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 14, 2025 and incorporated by reference into this prospectus supplement;
•	“ASX” refers to the Australian Securities Exchange;
•	“IFRS” refers to International Financial Reporting Standards as issued by the International Accounting Standards Board;
•	“JORC CODE” refers to the JORC 2012, Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves;
•	“QP” refers to a qualified person within the meaning of Subpart 1300 (as defined below);
•	“SEC” refers to the U.S. Securities and Exchange Commission;
•	“Securities Act” refers to the U.S. Securities Act of 1933, as amended; and
•	“Subpart 1300” refers to Regulation S-K, Subpart 1300, as promulgated by the SEC.
Unless otherwise indicated, all references to “A$” are to Australian dollars, and all references to “US$” are to United States dollars. Our financial statements are presented in U.S. dollars which is the Company’s presentation currency. This registration statement on Form F-3 contains references to U.S. dollars where the underlying transaction or event was denominated in U.S. dollars. This registration statement on Form F-3 contains forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”
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Presentation of Financial Information
Our fiscal year ends on June 30. We designate our fiscal year by the year in which that fiscal year ends. For example, fiscal 2025 refers to our fiscal year ended June 30, 2025.
Unless otherwise indicated, the consolidated financial statements and related notes incorporated by reference in this prospectus supplement are presented in U.S. dollars and have been prepared in accordance with IFRS as issued by the IASB which differ in certain significant respects from generally accepted accounting principles in the United States, or U.S. GAAP. As a result, our financial statements may not be comparable to the financial statements of U.S. companies.
Our financial statements are presented in U.S. dollars, which is the Company’s presentation currency. This prospectus supplement contains translations of some Australian dollar amounts into U.S. dollars. Except as otherwise stated in this prospectus supplement, all translations from Australian dollars to U.S. dollars are based on the rates published by the Reserve Bank of Australia. No representation is made that the Australian dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars at such rate.
QUALIFIED PERSON
Unless otherwise indicated, the disclosure of exploration results and mineral resources included or incorporated by reference in this prospectus supplement is based on, and accurately reflects, information and supporting documentation prepared, reviewed and approved by Karst Geo Solutions, LLC, who is a qualified person within the meaning of S-K 1300 and is not affiliated with the Company.
COMPETENT PERSONS STATEMENT
As required by Australian securities laws and the ASX Listing Rules, we hereby notify Australian investors that the information in this prospectus supplement that relates to Exploration Results and Mineral Resources was extracted from our ASX announcement dated October 6, 2021 which is available to view on the Company’s website at www.iperionx.com. We confirm to Australian investors that (a) we are not aware of any new information or data that materially affect the information included in the original ASX announcement; (b) all material assumptions and technical parameters underpinning the Exploration Results and Mineral Resource estimate included in the original ASX announcement continue to apply and have not materially changed; and (c) the form and context in which the relevant Competent Persons’ findings are presented in this annual report have not been materially changed from the original ASX announcement. “Competent Person” under the Australian rules is a minerals industry professional who is a Member or Fellow of The Australasian Institute of Mining and Metallurgy, or of the Australian Institute of Geoscientists, or of a “Recognized Professional Organization”, as included in a list available on the JORC and ASX websites.
Industry and Market Data
This prospectus supplement includes information with respect to market and industry conditions and market share from third-party sources or that is based upon estimates using such sources when available. We believe that such information and estimates are reasonable and reliable. We also believe the information extracted from publications of third-party sources has been accurately reproduced. However, we have not independently verified any of the data from third-party sources. Similarly, our internal research is based upon the understanding of industry conditions, and such information has not been verified by any independent sources.
CAUTIONARY NOTE TO UNITED STATES INVESTORS
We are subject to the reporting requirements of the applicable U.S. and Australian securities laws, and as a result we will report any mineral reserves and mineral resources as required by both of these standards. As an Australian listed public company, we are required to report in Australia any estimates of mineral resources and ore reserves in terms of “Measured, Indicated and Inferred” Mineral Resources and “Proved and Probable” Ore Reserves in compliance with the JORC 2012, Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves. The JORC Code was prepared by the Joint Ore Reserves Committee of The Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia. These defined terms contained within the JORC Code differ in some respects from the definitions under the U.S. Securities Act of 1933, as amended, including in Regulation S-K 1300.
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Information about mineral reserves and resources, if any, contained in this prospectus supplement and in our filings with the SEC is presented in compliance with Subpart 1300. While guidelines for reporting mineral resources, including subcategories of measured, indicated and inferred resources, are largely similar between JORC Code and Subpart 1300 standards, information contained herein and in our past and future SEC filings that describes mineral deposits may not be directly comparable to similar information made public by other U.S. companies under the SEC’s old reporting standard, Industry Guide 7, or to similar information published by other ASX-listed companies. Investors are cautioned that any public disclosure we make in Australia as to mineral reserves or resources in accordance with ASX Listing Rules does not form a part of this prospectus supplement or our SEC filings except to the extent stated therein.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
•	our Annual Report on Form 20-F for the year ended June 30, 2025, filed with the SEC on October 14, 2025; and
•	our Current Reports on Form 6-K filed with the SEC on October 30, 2025, December 1, 2025, January 30, 2026 and February 9, 2026.
We have filed with the SEC a registration statement on Form F-3, including relevant exhibits and schedules, under the Securities Act with respect to the ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in this prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Statements contained in this prospectus supplement regarding the contents of any agreement, contract or other document referred to are not necessarily complete and reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. All information we file with the SEC is available through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, which may be accessed through the SEC’s website at www.sec.gov.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain information included or incorporated by reference in this prospectus supplement may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “aim”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus supplement include, but are not limited to, statements with respect to: risks related to our limited operating history in the titanium metal manufacturing industry; risks related to our ability to commercialize our titanium technologies; risks related to our ability to produce titanium metal powders and products to customers’ exact specification; risks related to our ability to identify and contract long-term offtake customers for our titanium metal products; risks related to our limited operating history in the minerals extraction industry; risks related to our status as an exploration stage company; risks related to our ability to identify mineralization and achieve commercial minerals extraction; risks related to minerals extraction, exploration and extraction site construction, if warranted, on our properties; risks related to our ability to fully achieve and maintain profitability and to develop positive cash flow from any minerals extraction activities; risks related to investment risk and operational costs associated with our exploration activities; risks related to our ability to access capital and the financial markets; risks related to compliance with government regulations; risks related to our ability to acquire necessary minerals extraction licenses, permits or access rights; risks related to environmental liabilities and reclamation costs; risks related to volatility in minerals and metals prices or demand for minerals and metals; risks related to stock price and trading volume volatility; risks relating to the development of an active trading market for the ordinary shares; risks related to our status as a foreign private issuer; and risks related to the other matters described in the section titled “Risk Factors” or incorporated by reference in this prospectus supplement.
All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the securities laws of the United States and Australia, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this prospectus supplement by the foregoing cautionary statements.
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Prospectus supplement Summary
This summary provides a brief overview of information contained elsewhere in this prospectus supplement and is qualified in its entirety by the more detailed information and financial statements incorporated by reference in this prospectus supplement. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in the ordinary shares.
Overview
IperionX aims to be a leading American titanium metal and critical materials company – using patented titanium technologies to produce high performance titanium alloys, from titanium minerals or scrap titanium, at lower energy, cost and carbon emissions.
IperionX’s award-winning patented technology portfolio enables high strength forged titanium alloy products at low cost, with class-leading sustainability and superior process energy efficiencies when compared to current industry methods such as the Kroll process.
Using its technologies, IperionX has now transitioned to be a growing commercial producer of titanium metal products in the United States.
IperionX produces low-cost and high-quality angular and spherical titanium powder, which is used to produce near-net-shape and final titanium parts through powder metallurgy or additive manufacturing. These technologies provide IperionX with a sustainable competitive advantage and significant value uplift from upgrading raw titanium materials through to finished high-performance titanium products when compared to traditional titanium industry supply chains.
Corporate History and Information
Our head office is located at 1092 Confroy Drive, South Boston, VA 24592, United States. Our registered office is located at Level 5, 56 Pitt Street, Sydney NSW 2000. The telephone number of our registered office is +(61) 2-8823-3179.
IperionX was originally incorporated in Western Australia on May 5, 2017. We are an Australian public company subject to the provisions of the Australian Corporations Act. We maintain a website at www.iperionx.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and the reference to our website in this prospectus supplement is an inactive textual reference only.

THE OFFERING
Ordinary shares offered by us
1,273,179 ordinary shares, no par value.
Ordinary shares to be outstanding immediately after this offering
339,384,070 ordinary shares.
Use of proceeds
We will receive no proceeds from the offering of these ordinary shares, which are being offered pursuant to a settlement agreement in lieu of a cash payment. See “Use of Proceeds.”
Risk factors
An investment in the ordinary shares involves significant risks. See “Risk Factors” beginning on page S-3 and the risks described in the 2025 Annual Report, incorporated by reference herein and the other information included in this prospectus supplement, including information incorporated by reference, for a discussion of factors you should carefully consider before deciding to invest in the ordinary shares.

RISK FACTORS
This offering and an investment in the ordinary shares involve a significant degree of risk. You should carefully consider the risks described below and the risks described in the 2025 Annual Report, which are incorporated by reference herein, together with the financial and other information contained in this prospectus supplement or incorporated by reference in this prospectus supplement, before you decide to purchase the ordinary shares. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of the ordinary shares could decline and you could lose all or part of your investment.
Risks Related to this Offering
Substantial future sales or perceived potential sales of our ordinary shares, ADSs or other equity securities in the public market could cause the price of our ordinary shares or ADSs to decline significantly.
Sales of our ordinary shares, ADSs or other equity securities in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ordinary shares or ADSs to decline significantly. We have filed a registration statement registering under the Securities Act our ordinary shares reserved for issuance under our employee incentive plan and award agreements. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. Further, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt or equity securities. Sales of our ordinary shares or ADSs in the public market could cause the price of our ordinary shares or ADSs to decline significantly.

Use of Proceeds
We will receive no proceeds from the offering of the ordinary shares offered hereby, which are being offered pursuant to a settlement agreement in lieu of a cash payment.

PLAN OF DISTRIBUTION
We are offering 1,273,179 ordinary shares pursuant to a settlement agreement in lieu of a cash payment.
We will not receive any proceeds from the offering of these securities. No underwriters or agents will be involved, and no commissions will be payable by us with respect to the offering.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Thomson Geer, our Australian counsel. Certain matters as to U.S. federal law and New York state law will be passed upon for us by Gibson, Dunn & Crutcher LLP, our U.S. counsel.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended June 30, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of mineral resources and related information of the Titan Project incorporated by reference herein are based upon analyses contained in the Technical Report Summary, dated June 30, 2024, and performed by Karst Geo Solutions, LLC. Such estimates and related information have been so incorporated in reliance upon the authority of such firms as experts in such matters.

PROSPECTUS

IPERIONX LIMITED
$250,000,000

Ordinary Shares
Preference Shares
Warrants
Subscription Rights
Debt Securities
Units
We may from time to time offer our ordinary shares, which may be represented by American depositary shares (“ADSs”), preference shares, warrants, subscription rights, debt securities and/or units, which we refer to collectively as the “securities.” This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. We will not use this prospectus to offer any securities unless it is attached to a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before investing in the securities. The amount and price of the securities will be determined at the time of any offering thereof.
Our ADSs, each representing 10 of our ordinary shares, are listed on the Nasdaq Capital Market under the symbol “IPX.” Our ordinary shares are listed on the Australian Securities Exchange under the symbol “IPX.”
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.
Investing in the securities involves risks. See the section entitled “Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) on August 26, 2022 (as amended, the “Annual Report”), our other filings with the SEC and in any applicable prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 9, 2023.

We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized any person to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell the securities. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the securities in any state where the offer is not permitted.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Unless the context otherwise requires, in this prospectus the terms “we,” “us,” “our”, “IperionX,” “the Company” and “the registrant” refer to IperionX Limited and its consolidated subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. In addition, the securities may specify that certain documents are available for inspection at the office of the ADS depositary. All Internet references in this prospectus are inactive textual references and we do not incorporate website contents into this prospectus.
Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:
IperionX Limited
129 W Trade Street
Suite 1405
Charlotte, NC 28202
Tel.: (980) 237-8900
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended June 30, 2022 filed with the SEC on August 26, 2022, as amended on May 30, 2023;
•	our report on Form 6-K furnished to the SEC on July 28, 2023; and
•
the description of our ordinary shares contained in Item 10.A and Item 10.B of our registration statement on Form 20-F (File No. 001-41338), originally filed on March 29, 2022, and any amendment or report filed for the purpose of updating such description, including the description set forth in Exhibit 2.3 to our annual report on Form 20-F for the fiscal year ended June 30, 2022.

We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and those of our reports on Form 6-K furnished to the SEC that we specifically identify as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.
As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.
When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain information included in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus include, but are not limited to, statements with respect to: risks related to the effects of health epidemics, including the COVID-19 pandemic; risks related to our limited operating history in the titanium metal manufacturing industry; risks related to our ability to commercialize the Technologies; risks related to our ability to produce titanium metal powders and products to customers’ exact specification; risks related to our ability to identify and contract long-term offtake customers for our titanium metal products; risks related to our limited operating history in the minerals extraction industry; risks related to our status as an exploration stage company; risks related to our ability to identify mineralization and achieve commercial minerals extraction; risks related to minerals extraction, exploration and extraction site construction, if warranted, on our properties; risks related to our ability to achieve and maintain profitability and to develop positive cash flow from any minerals extraction activities; risks related to investment risk and operational costs associated with our exploration activities; risks related to our ability to access capital and the financial markets; risks related to compliance with government regulations; risks related to our ability to acquire necessary minerals extraction licenses, permits or access rights; risks related to environmental liabilities and reclamation costs; risks related to volatility in minerals and metals prices or demand for minerals and metals; risks related to stock price and trading volume volatility; risks relating to the development of an active trading market for the ADSs; risks related to ADS holders not having certain shareholder rights; risks related to ADS holders not receiving certain distributions; risks related to our status as a foreign private issuer and emerging growth company; and risks related to the other matters described in the section titled “Risk Factors” in our most recent Annual Report, our other filings with the SEC and in any applicable prospectus supplement.
All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. By its nature, forward-looking information involves numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the securities laws of the United States and Australia, we disclaim any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
We are a public limited company incorporated under the laws of Australia. Certain of our directors and officers and certain other persons named in this prospectus are citizens and residents of countries other than the United States and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:
•	effect service of process within the United States upon our non-U.S. resident directors or on us;
•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

•
enforce in U.S. courts judgments obtained against our non-U.S. resident directors or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

•	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors or us based solely upon U.S. securities laws.
You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors or us, including actions under the civil liability provisions of the U.S. securities laws.
With that noted, there are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia. We also note that investors may be able to bring an original action in an Australian court against us to enforce liabilities based in part upon U.S. federal securities laws.
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PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein or therein, before making an investment decision.
Overview
IperionX Limited aims to be a leading developer of sustainable critical metal and critical mineral supply chains in the United States, a mission we believe is important for the global transition towards a circular, low-carbon, resource-efficient green economy.
IperionX holds an exclusive option to acquire the intellectual property rights to certain titanium processing technologies (the “Technologies”) with the potential to reduce the cost and carbon emissions of titanium metal production relative to what is commercially available today. With the Technologies, we believe that we could enable the widespread use of titanium and possibly displace metals like stainless steel and aluminum which typically have lower strength-to-weight ratios, lower levels of corrosion resistance and lower levels of sustainability. The Technologies have the potential to be a high quality and lower carbon intensity process of producing titanium and have shown the potential to be applied to other critical minerals and metals as well.
We believe the Technologies offer IperionX the potential to develop a U.S. end-to-end titanium metal production supply chain, with improved sustainability, and at lower cost and carbon emissions relative to what is commercially available today. This high-quality titanium can potentially substitute for stainless steel and aluminum in a wide variety of applications.
Our immediate focus is on the commercialization and scale-up of the Technologies to potentially re-shore a domestic titanium metal supply chain in North America. The Technologies can utilize either titanium metal scrap as feedstock, allowing for a circular titanium process, or raw titanium minerals. IperionX has plans to construct our first commercial scale titanium metal powder production facility (“Titanium Demonstration Facility” or “TDF”) in Halifax County, Virginia.
To facilitate such commercialization, IperionX has entered into a conditional agreement to negotiate a large, long-term titanium scrap supply and tolling agreement with a major titanium scrap processer. We have also secured a large source of titanium and other critical minerals, including rare earth elements, through mineral rights at our wholly-owned Titan critical minerals project (the “Titan Project” or the “Project”) in Tennessee, which covers over 11,000 acres of critical mineral properties in Tennessee. IperionX has the potential to source titanium minerals from the Titan Project as a feedstock for the Technologies in the future.
On June 30, 2022, we reported the results of our initial assessment for the Titan Project (the “Initial Assessment”), which described the Titan Project’s potential to be a sustainable, low-cost and globally significant producer of titanium, rare earths and zircon minerals needed for advanced U.S. industries such as space, aerospace, hydrogen production, fuel cells, electric vehicles and 3D printing, as well as critical defense applications.
Our ordinary shares are publicly traded on the Australian Securities Exchange under the symbol “IPX”. Our ADSs, each representing 10 of our ordinary shares, are publicly traded on the Nasdaq Capital Market under the symbol “IPX”. The Bank of New York Mellon, acting as depositary, registers and delivers the ADSs.
Corporate Information
Our head office is located at 129 West Trade Street, Suite 1405, Charlotte, North Carolina 28202, United States. Our registered office is located at 28 The Esplanade, Level 9, Perth WA 6000, Australia. The telephone number of our registered office is +(61) 8-9322-6322.
We also maintain a website at www.iperionx.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement, we will use the net proceeds from our sale of the securities under this prospectus for general corporate purposes. We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.
PROSPECTUS SUPPLEMENT
This prospectus provides you with a general description of the securities that may be offered. With respect to a particular offering of the securities registered hereby, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part will be prepared. You should read both this prospectus and any prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” carefully before investing in the securities. The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed items of the securities, the initial public offering price, the price paid for the securities, net proceeds, the expenses of the offering, the terms of offers and sales outside of the United States, if any our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax considerations and Australian tax considerations applicable to the securities. Any information in a prospectus supplement, if any, or information incorporated by reference after the date of this prospectus is considered part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
IperionX Limited is a public company organized under the laws of Australia. We publish our financial statements in United States dollars.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND ORDINARY SHARES
For a description of our ordinary shares and the ADSs, including the rights and obligations attached thereto, please refer to Exhibit 2.3 to our annual report on Form 20-F for the year ended June 30, 2022, which is incorporated by reference herein.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our ordinary shares, including ordinary shares represented by ADSs. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.
The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:
•	the title of the subscription rights;
•	the securities for which the subscription rights are exercisable;
•	the number of subscription rights issued;
•	the extent to which the subscription rights are transferable;
•	if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;
•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;
•	the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;
•	the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.
Each subscription right will entitle its holder to purchase for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent’s office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or the ADSs purchasable with this exercise. Rights to purchase our ordinary shares represented by ADSs will be evidenced by certificates issued upon receipt by the ADS depositary of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.
We may determine to offer subscription rights to our shareholders only or additionally to persons other than shareholders as described in the applicable prospectus supplement. In the event subscription rights are offered to our shareholders only and their rights remain unexercised, we may determine to offer the unsubscribed securities to persons other than shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preference stock, warrants, debt securities or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities may be sold, and the underwriters may resell the securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of the securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts or other obligations;
•	by an underwritten public offering;
•	in a combination of any of the above; or
•	any other method permitted pursuant to applicable law.
In addition, the securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.
The securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.
In connection with the sale of securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the securities for whom they may act as agents. The underwriters may sell securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.
If so indicated in the applicable prospectus supplement relating to a particular issue of securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.
We will advise any selling securityholder that while it is engaged in a distribution of the securities, it is required to comply with Regulation M promulgated under the Exchange Act (“Regulation M”). With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the securities.

LEGAL MATTERS
Certain legal matters with respect to Australian law will be passed upon for us by our Australian counsel, Thomson Geer. Certain legal matters with respect to United States and New York law will be passed upon for us by Gibson, Dunn & Crutcher LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended June 30, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1(a) to the financial statements) of PricewaterhouseCoopers, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The estimates of mineral resources and related information of the Titan Project incorporated by reference herein are based upon analyses contained in the Technical Report Summary, dated June 30, 2022 and amended and supplemented from time to time, and performed by Primero Group Americas Inc. and the qualified persons named therein. Such estimates and related information have been so incorporated in reliance upon the authority of such persons as experts in such matters.

PROSPECTUS SUPPLEMENT
February 23, 2026